Exhibit 99.1


Acadia Realty Trust Upwardly Adjusts Previously Announced 2003 Operating Results


    NEW YORK--(BUSINESS WIRE)--March 15, 2004--Acadia Realty Trust (NYSE:AKR - "Acadia" or the "Company"), a real estate investment trust ("REIT") and owner and operator of shopping centers anchored by grocery and value-oriented retail, today announced an upward revision of its previously released operating results for the quarter and year ended December 31, 2003. All per share amounts in the following discussion are on a diluted basis.
    The Company adopted the fair value method of accounting for stock options on a prospective basis in accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123") effective January 1, 2002. During 2003, in connection with the settlement of certain vested stock options, the Company made cash payments in an amount equal to the difference between the option price and the market price of the Company's shares at the time of settlement. In consultation with its auditors, the Company recorded such payments as a charge against earnings of $1.05 million, or $0.03 per share, as reported in the Company's press release dated February 17, 2004. This charge resulted in announced (loss) earnings per share of $(0.04) and $0.27 for the quarter and year ended December 31, 2003, respectively, and funds from operations ("FFO") per share of $0.19 and $0.92 for the quarter and year ended December 31, 2003, respectively.
    Upon further review of the accounting guidance contained in SFAS 123 as it applies to the settlement of options that had originally been issued under Accounting Principles Board Opinion No. 25, the Company and its auditors concluded that the earnings charge should have been limited to the cash paid in excess of the fair value of the options at the settlement date. Such excess amounted to $300,000. The amount representing the fair value of the options settled should be charged directly against shareholders' equity. Accordingly the original charge recorded by the Company against earnings has been reduced by $750,000, before minority interest, to reflect the portion of the settlement charge made directly against shareholders' equity. As such, the Company is currently announcing revised (loss) earnings per share of $(0.02) and $0.29 for the quarter and year ended December 31, 2003, respectively, and FFO per share of $0.22 and $0.95 for the quarter and year ended December 31, 2003, respectively.
    This revision has no effect on the Company's assets, liabilities or aggregate shareholders' equity and minority interest.
    The following tables have been revised to reflect the effect of the above revision and supercede the tables contained in Acadia's February 17, 2004 press release:



                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
      For the Quarters and Years ended December 31, 2003 and 2002
             (dollars in thousands, except per share data)


                         STATEMENTS OF INCOME

                        For the quarters ended  For the years ended
                             December 31,           December 31,
        Revenues             2003       2002       2003       2002
                        --------------------------------------------
Minimum rents              $12,818    $12,592    $50,168    $48,488
Percentage rents               467        477      1,012      1,079
Expense reimbursements       3,914      3,358     13,539     11,419
Lease termination income        --         --         --      3,945
Other property income          268         83        749        536
Other                          684      1,080      3,977      3,880
                        --------------------------------------------
  Total revenues            18,151     17,590     69,445     69,347
                        --------------------------------------------
     Operating expenses

Property operating           4,470      4,061     15,170     12,274
Real estate taxes            2,502      2,166      8,799      8,447
General and
 administrative              2,803      2,886     10,734     10,173
Depreciation and
 amortization                6,632      3,845     17,909     14,804
Abandoned project costs         --         --         --        274
                        --------------------------------------------
  Total operating
    expenses                16,407     12,958     52,612     45,972
                        --------------------------------------------
Operating income             1,744      4,632     16,833     23,375
Equity in earnings of
 unconsolidated
 partnerships                  634        303      2,411        628
Interest expense            (2,818)    (2,810)   (11,231)   (11,017)
Gain on sale                    --         --      1,187      1,530
Minority interest              (37)      (653)    (1,347)    (2,999)
                        --------------------------------------------
Income (loss) from
 continuing operations        (477)     1,472      7,853     11,517
                        --------------------------------------------




                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
      For the Quarters and Years ended December 31, 2003 and 2002
             (dollars in thousands, except per share data)

                   STATEMENTS OF INCOME (continued)

                           For the quarters ended  For the years ended
                                  December 31,          December 31,
                                2003       2002        2003      2002
                           -------------------------------------------
Discontinued operations:

Operating income from
 discontinued operations           $--      $151        $--    $1,165
Impairment of real estate           --        --         --      (197)
Gain on sale of properties          --     6,349         --     8,132
Minority interest                   --      (742)        --    (1,218)
                           -------------------------------------------
Income from discontinued
 operations                         --     5,758         --     7,882
                           -------------------------------------------
Net income (loss)                $(477)   $7,230     $7,853   $19,399
                           ===========================================

   Net income (loss) per
     Common Share - Basic

Net income (loss) per
 Common Share - Continuing
 operations                      $(.02)     $.06       $.30      $.46
Net income (loss) per
 Common Share -
 Discontinued operations            --       .23         --       .31
                           -------------------------------------------
Net income (loss) per
 Common Share                    $(.02)     $.29       $.30      $.77
                           ===========================================
Weighted average Common
 Shares                         27,335    25,174     26,589    25,321
                           ===========================================

  Net income (loss) per
    Common Share - Diluted (a)

Net income (loss) per
 Common Share - Continuing
 operations                        n/a      $.06       $.29      $.45
Net income (loss) per
 Common Share -
 Discontinued operations           n/a       .22         --       .31
                           -------------------------------------------
Net income (loss) per
 Common Share                      n/a      $.28       $.29      $.76
                           -------------------------------------------
Weighted average Common
 Shares                            n/a    25,684     27,496    25,806
                           ===========================================




                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
      For the Quarters and Years ended December 31, 2003 and 2002
             (dollars in thousands, except per share data)

       RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (b)

                           For the quarters ended  For the years ended
                                  December 31,         December 31,
                                 2003      2002       2003      2002
                           -------------------------------------------
Net income (loss)               $(477)    $7,230     $7,853   $19,399

Depreciation of real estate
 and amortization of
 leasing costs:

   Wholly owned and
    consolidated
    partnerships                6,416      3,625     16,957    15,305

   Unconsolidated
    partnerships                  550        183      2,107       662

Income attributable to
 minority interest in
 Operating Partnership            (11)       948        747     2,928

Gain on sale of
 properties (b)                    --     (6,349)        --    (8,132)
                           -------------------------------------------
Funds from operations           6,478      5,637     27,664    30,162

Funds from operations -
 Discontinued operations           --       (168)        --    (2,743)
                           -------------------------------------------
Funds from operations -
 Continuing operations         $6,478     $5,469    $27,664   $27,419
                           ===========================================

   Funds from operations per
     share - Basic

Weighted average Common
 Shares and OP Units (c)       28,475     28,420     28,457    28,998
                           ===========================================

Funds from operations per
 share - Continuing
 operations                      $.23       $.19       $.97      $.95
Funds from operations per
 share - Discontinued
 operations                        --        .01         --       .09
                           -------------------------------------------
Funds from operations per
 share                           $.23       $.20       $.97     $1.04
                           ===========================================
   Funds from operations per
     share - Diluted

Weighted average Common
 Shares and OP Units  (c)      29,692     28,931     29,364    29,483
                           ===========================================
Funds from operations per
 share - Continuing
 operations                      $.22       $.19       $.95      $.94

Funds from operations per
 share - Discontinued
 operations                        --        .01         --       .09
                           ===========================================
Funds from operations per
 share                           $.22       $.20       $.95     $1.03
                           ===========================================




                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
                   As of December 31, 2003 and 2002
             (dollars in thousands, except per share data)


                  SELECTED BALANCE SHEET INFORMATION

                                            December 31,  December 31,
                                                2003           2002
                                        ------------------------------

Cash and cash equivalents                      $14,663        $45,168
Rental property, at cost                       427,628        413,878
Total assets                                   388,184        410,935
Mortgage notes payable                         190,444        202,361
Total liabilities                              208,765        224,487
  Fixed rate debt: (d)                         156,433        145,236
       % of outstanding debt                       82%            72%
       Weighted average interest rate             6.6%           6.8%
  Variable rate debt                           $34,011        $57,125
       % of outstanding debt                       18%            28%
       Weighted average interest rate             2.9%           3.3%
Total weighted average interest rate              5.9%           5.8%

Notes:

(a) Reflects the potential impact if certain Preferred OP Units and Common Share options were converted to Common Shares at the beginning of the period. Assuming such conversion, net income would be increased by $36 and $50 for the quarters ended December 31, 2003 and 2002, respectively, and $185 and $199 for the years then ended.

(b) The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (or losses) from sales of property and depreciation and amortization. However, the Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company historically has added back impairments in real estate in calculating FFO, in accordance with prior NAREIT guidance. However, NAREIT, based on discussions with the SEC, has provided revised guidance that provides that impairments should not be added back to net income in calculating FFO. As such, historical FFO has been restated consistent with this revised guidance.

    Included in FFO for the years ended December 31, 2003 and 2002 are gains from the sale of land of $659 and $957, respectively
    (amounts are net of minority interests).

(c) In addition to the weighted average Common Shares outstanding for the period, diluted FFO also assumes full conversion of a weighted average 1,140 and 3,246 OP Units into Common Shares for the quarters ended December 31, 2003 and 2002, and 1,868 and 3,677 OP Units into Common Shares for the years then ended.

(d) Fixed-rate debt includes $86,669 of notional principal fixed through swap transactions. Conversely, variable-rate debt excludes this amount.


    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers which are anchored by grocery and value-oriented retail. Acadia currently owns (or has interests in) and operates 62 properties totaling approximately nine million square feet, located primarily in the Eastern United States.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this document. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The Company also refers you to the documents filed by the Company, from time to time, with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

    The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (or losses) from sales of property and depreciation and amortization. However, the Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company historically has added back impairments in real estate in calculating FFO, in accordance with prior NAREIT guidance. However, NAREIT, based on discussions with the SEC, has provided revised guidance that provides that impairments should not be added back to net income in calculating FFO. As such, historical FFO has been restated consistent with this revised guidance.

     For more information visit Acadia Realty Trust's Web site at
                         www.acadiarealty.com


    CONTACT: Acadia Realty Trust
             Jon Grisham, 914-288-8142